SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 02549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): June 24, 2003
                                                  -------------


                     SEACOAST FINANCIAL SERVICES CORPORATION
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


          Massachusetts              000-25077                      04-1659040
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(State or other jurisdiction        (Commission                 (IRS Employer
   of incorporation)                File Number)             Identification No.)


One Compass Place, New Bedford, Massachusetts                    02740
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (508) 984-6000
                                                   -----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Seacoast Financial Services Corporation (Nasdaq: SCFS), holding company for CompassBank and Nantucket Bank, announced today that it has entered into a settlement to pay $8.5 million to the Massachusetts Department of Revenue, representing approximately 50% of a disputed tax liability for which the Company previously accrued a liability of approximately $11.2 million, net of taxes. As a result of this settlement, the Company will recognize income, net of taxes, of approximately $5.7 million in the second quarter of 2003, representing the unused portion of the accrual.

     A copy of the press release is attached as an exhibit.

Item 7.            Financial Statements and Exhibits.
                   ---------------------------------

                    (a)  Not Applicable.

                    (b)  Not Applicable.

                    (c) Exhibits: The following exhibit is filed as part of this report:

                    Exhibit No.        Description
                    ----------         -----------

                    99.1               Press Release dated June 24, 2003.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        SEACOAST FINANCIAL SERVICES CORPORATION


Dated: June 24, 2003    By:          /s/ Francis S. Mascianica
                           -----------------------------------------------------
                                     Francis S. Mascianica
                                     Treasurer and Chief Financial Officer